UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 17, 2013

ZAP
(Exact name of Registrant as specified in its charter)

California	03-03000	94-3210624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01 - Other Events

Item 8.01         Other Events

Legal Proceedings

As previously disclosed in the Company’s quarterly report on Form 10-Q filed May 15, 2013, the U.S. Department of Justice filed a complaint for declaratory and injunctive relief and for civil penalties against the Company. The complaint was filed in the U.S. District Court for the District of Columbia as United States v. ZAP; Civil Action No. 13-646. The action was brought under the National Traffic and Motor Vehicle Safety Act of 1966. The complaint alleges that the Company failed to develop and implement a remedy to bring its 2008 ZAP Xebra into compliance with minimum safety requirements; failed to timely and properly notify the National Highway Traffic Safety Administration (“NHTSA”) about the vehicle recalls; and was uncooperative and evasive with NHTSA.

ZAP and the United States have reached a settlement of all matters arising out of the facts alleged in the complaint.  The settlement is incorporated into a Consent Decree that was entered and approved by the U.S. District Court on July 17, 2013.  Pursuant to the Consent Decree, ZAP has agreed to initiate a buy-back program whereby it will offer to provide a refund of $3,100.00 to each eligible MY 2008 ZAP Xebra owner.  The Consent Decree also contains notification and reporting requirements and requires ZAP to take specified actions regarding the disposition of repurchased vehicles and MY 2008 Xebras that remain in ZAP’s possession.  In accordance with the Consent Decree, the Company has mailed the required notification letters to registered vehicle owners and ZAP Xebra dealers, along with a Refund Request Form.  The repurchase offer extends to 691 vehicles that have been sold by ZAP.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registranthas duly caused this report to be signed on its behalf by the undersignedhereunto dulyauthorized.

ZAP

Dated: July 24, 2013	By:	/s/ Charles Schillings
Charles Schillings
Chief Executive Officer

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